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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints David J. Rayner as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement of Time Warner Telecom Inc., a Delaware corporation (the 'Company'), on Form S-1 or other appropriate form and any and all amendments to such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission in connection with the registration under the provisions of the Securities Act of 1933, as amended, of shares of Class A common stock of the Company, with power where appropriate to affix thereto the corporate seal of the Company and to attest said seal, and to file such Registration Statement, and any and all amendments and post-effective amendments to such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the 19th day of March, 1998.

                                               /S/ STEPHEN A. MCPHIE
                                           ...........................
                                                STEPHEN A. MCPHIE






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